UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2020

Outlook Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clarke Drive Cranbury, New Jersey	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	OTLK	The Nasdaq Stock Market LLC
Series A Warrants	OTLKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Registered Direct Offering of Shares

On February 24, 2020, Outlook Therapeutics, Inc. (the “Company”) entered into securities purchase agreements (the “Purchase Agreements”) with certain institutional and accredited investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue, in a registered direct offering, an aggregate of 7,598,426 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a combined purchase price per share and accompanying warrant of $1.016, for aggregate gross proceeds to the Company of approximately $7.72 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by the Company (the “Registered Offering”). The Shares are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission (the “SEC”) on June 3, 2019, as amended, and was declared effective on June 26, 2019 (File No. 333-231922) (the “Registration Statement”) and a prospectus supplement thereunder.

Concurrent Private Placement

Pursuant to the Purchase Agreements, in a concurrent private placement, the Company has also agreed to sell and issue to the Purchasers warrants (the “Purchase Warrants”) to purchase up to 3,799,213 shares of Common Stock (the “Concurrent Private Placement”). The Purchase Warrants will be exercisable immediately at an exercise price of $0.9535 per share and will expire four years from the issuance date.

The Registered Offering and the Concurrent Private Placement (together, the “Hybrid Offering”) are expected to close on or about February 26, 2020, subject to customary closing conditions.

The Purchase Warrants and the shares of Common Stock issuable upon exercise of the Purchase Warrants (the “Purchase Warrant Shares”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registration Statement and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. In connection with each Purchaser’s execution of a Purchase Agreement, each such Purchaser represented to the Company that it is either an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act, among other items.

Pursuant to the Purchase Agreements, the Company agreed to file a registration statement on Form S-1 within 45 days providing for the resale by holders of shares of Common Stock issuable upon the exercise of the Purchase Warrants and to use commercially reasonable efforts to cause such registration to become effective within 90 days to keep such registration statement effective at all times until such date that is six (6) months after the date that no Purchaser owns any Warrants.

Placement Agent Warrants

Pursuant to a letter agreement dated as of December 10, 2019, the Company engaged H.C. Wainwright & Co., LLC (“Wainwright”) to act as its exclusive placement agent in connection with the Hybrid Offering. The Company agreed to pay Wainwright a cash fee of 7.0% of the aggregate gross proceeds in the Hybrid Offering. The Company also agreed to pay Wainwright an additional 1.0% of the aggregate gross proceeds in the Hybrid Offering as a management fee and to pay Wainwright for certain expenses in connection with the Hybrid Offering in an aggregate amount not to exceed $145,000 (including non-accountable expenses of $35,000 and a clearing fee of $10,000). In addition, Wainwright will also receive placement agent warrants on substantially the same terms as the Purchase Warrants in an amount equal to 7.0% of the aggregate number of Shares sold in the offering, or 531,890 shares of Common Stock, at an exercise price of $1.27 per share and a 5-year term.

GMS Private Placement

On February 24, 2020, the Company entered into a securities purchase agreement with GMS Ventures and Investments (“GMS Ventures”), an affiliate of BioLexis Pte. Ltd. (“BioLexis”), the Company’s controlling stockholder and strategic partner (both of which will have appointed directors to the Company's board of directors (the “Board”) pursuant to their respective director nomination rights, as described below), pursuant to which the Company agreed to sell and issue 2,460,630 shares of Common Stock (the “GMS Shares”) and warrants to purchase up to an aggregate of 1,230,315 shares of Common Stock at an exercise price of $0.9535 per share (the “GMS Warrants”) at a purchase price per share and accompanying warrant of $1.016, for aggregate gross proceeds to the Company of approximately $2.5 million (the “GMS Purchase Agreement”).

The GMS Shares, GMS Warrants and the shares of Common Stock issuable upon exercise of the GMS Warrants (the “GMS Purchase Warrant Shares”) have not been registered under the Securities Act, pursuant to the Registration Statement and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act. The Board approved the GMS Purchase Agreement, the IRA Amendment (as defined below) and the transactions contemplated thereunder.

IRA Amendment

In connection with the entry into the GMS Purchase Agreement, the Company entered into the Fourth Amendment of that certain Investors Rights Agreement dated September 11, 2017 between BioLexis and the Company (the “IRA Amendment”) with GMS Ventures and BioLexis to reflect GMS Ventures becoming a direct securityholder of the Company. In addition to making certain conforming changes, and clarifying the director nomination rights as among BioLexis and GMS Ventures, we also agreed to extend the time period for the right of first offer and pre-emptive rights provided therein through December 2022.

The foregoing descriptions of the Purchase Agreements, the Purchase Warrants, the HCW Engagement Letter, the Placement Agent Warrants, the GMS Purchase Agreement, the GMS Purchase Warrants, and the IRA Amendment are not complete and are qualified in their entireties by reference to the full text of the Purchase Agreements, the Purchase Warrants, the HCW Engagement Letter, the Placement Agent Warrants, the GMS Purchase Agreement, the GMS Purchase Warrants, and the IRA Amendment copies of which are filed herewith as Exhibits 10.1, 4.1, 10.3, 4.3, 10.2, 4.2, and 10.4 respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K to the extent required by this Item 3.02 is incorporated herein by reference.

Item 8.01	Other Events

On February 24, 2020, the Company issued a press release announcing the various transactions described herein. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant
4.2	Form of GMS Stock Purchase Warrant
4.3	Form of Placement Agent Warrant
5.1	Opinion of Cooley LLP
10.1	Form of Securities Purchase Agreement, dated February 24, 2020, by and among the Company and the purchasers named therein
10.2	Securities Purchase Agreement by and between the Company and GMS Ventures and Investments dated February 24, 2020
10.3	Engagement letter dated December 10, 2019 by and between the Company and H.C. Wainwright & Co. LLC
10.4	Fourth Amendment to Investor Rights Agreement dated September 11, 2017 by and between the Company and BioLexis Pte. Ltd. (formerly GMS Tenshi Holdings Pte. Limited), by and between the Company, BioLexis and GMS Ventures and Investments dated February 24, 2020
23.1	Consent of Cooley LLP (included in Exhibit 5.1)
99.1	Press Release dated February 24, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outlook Therapeutics, Inc.

Date: February 24, 2020	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Executive Officer and Chief Financial Officer